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                                  EXHIBIT 11.1
                   BENTON OIL AND GAS COMPANY AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                    ----------------------------------------
                  (amounts in thousands, except per share data)
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                                                                          THREE MONTHS ENDED JUNE 30,
                                                                          ---------------------------
                                                                               1997          1996
                                                                             --------      --------
PRIMARY EARNINGS PER SHARE

 Net income attributable to common stock                                      $ 4,488      $ 3,815
                                                                              =======      =======

 Weighted average number of common shares outstanding                          29,019       26,781
                                                                              =======      =======

 Primary earnings per share                                                   $  0.15      $  0.14
                                                                              =======      =======

ADDITIONAL PRIMARY COMPUTATION

 Net income attributable to common stock                                      $ 4,488      $ 3,815
                                                                              =======      =======
 Shares:
   Weighted average number of common shares outstanding                        29,019       26,781
   Add shares assuming exercise of options reduced by the number of shares which could have been purchased with the
     proceeds from exercise of such options                                     1,582        2,591
                                                                              -------      -------
Primary weighted average number of common shares outstanding as adjusted       30,601       29,372
                                                                              =======      =======
Primary earnings per share                                                    $  0.15      $  0.13
                                                                              =======      =======

ASSUMING FULL DILUTION

 Net income attributable to common stock                                      $ 4,488      $ 3,815
                                                                              =======      =======
 Shares:
  Weighted average number of common shares outstanding                         29,019       26,781
  Add shares assuming exercise of options reduced by the number of shares which could have been purchased with the
    proceeds from exercise of such options                                      1,582        3,197
                                                                              -------      -------
    Weighted average number of common shares outstanding as adjusted           30,601       29,978
                                                                              =======      =======
Earnings per common share assuming full dilution                              $  0.15      $  0.13
                                                                              =======      =======
ADDITIONAL FULLY DILUTED COMPUTATION

Additional adjustment to net income as adjusted per fully
 diluted computation above:
 Net income attributable to common stock                                      $ 4,488      $ 3,815
 Add after tax interest expense attributable to convertible notes                   0            0
 Add after tax interest expense attributable to convertible debentures              0           44
                                                                              -------      -------
      Net income as adjusted                                                  $ 4,488      $ 3,859
                                                                              =======      =======
Additional adjustment to weighted average number of shares
  outstanding:
 Weighted average number of common shares outstanding                          29,019       26,781
 Add shares assuming conversion of convertible debentures                           0          337
 Add shares assuming conversion of convertible notes                                0         --
 Add shares assuming exercise of options reduced by the number of shares which could have been purchased with the
  proceeds from exercise of such options                                        1,582        3,197
                                                                              -------      -------
  Weighted average number of common shares outstanding as adjusted             30,601       30,315
                                                                              =======      =======
Earnings per common share assuming full dilution                              $  0.15      $  0.13
                                                                              =======      =======
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